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                                   EXHIBIT 11
                ZENITH NATIONAL INSURANCE CORP. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                                   YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------------
                                                                             1994            1993            1992
                                                                        --------------  --------------  --------------
(A)        Net income.................................................  $   37,900,000  $   53,200,000  $   28,700,000
                                                                        --------------  --------------  --------------
                                                                        --------------  --------------  --------------
           Number of shares used in calculating primary earnings per
           share:
             Weighted average outstanding shares during the period....      18,906,000      18,998,000      18,914,000
             Additional common shares issuable under employee stock
               options using the treasury stock method (Note 1):......         184,000         299,000           4,000
                                                                        --------------  --------------  --------------
(B)        Average outstanding shares.................................      19,090,000      19,297,000      18,918,000
                                                                        --------------  --------------  --------------
                                                                        --------------  --------------  --------------
           Primary earnings per share
           (A) / (B)..................................................           $1.99           $2.76           $1.52
                                                                                  ----            ----            ----
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           Number of shares used in calculating fully diluted earnings per share:
             Weighted average outstanding shares during the period....      18,906,000      18,998,000      18,914,000
             Additional common shares issuable under employee stock
               options using the treasury stock method (Note 2):......         191,000         326,000          37,000
                                                                        --------------  --------------  --------------
                                                                            19,097,000      19,324,000      18,951,000
(C)        Average outstanding shares.................................
                                                                        --------------  --------------  --------------
                                                                        --------------  --------------  --------------
           Fully diluted earnings per share
           (A) / (C)..................................................           $1.98           $2.75           $1.51
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
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NOTES:
(1) Based on the average quarterly market price of each period.
(2)  Based on the higher of the average market price or price at the end of each period.
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